Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIGER MEDIA, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	77-0688094
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

K-Wah Center #38-03, 1010 Middle Huaihai Road, Shanghai, China	200031
(Address of Principal Executive Offices)	(Zip Code)

Tiger Media, Inc. Amended and Restated 2008 Share Incentive Plan

(Full Title of the Plan)

Joshua Weingard, Esq.

4400 Biscayne Boulevard

Miami, Florida 33137

(Name and Address of Agent for Service)

(305) 575-4602

Facsimile (305) 575-4130

(Telephone number, including area code, of agent for service)

With a copy to:

Michael Francis, Esq.

Akerman Senterfitt

One Southeast 3rd Avenue, 25th Floor

Miami, Florida 33131 (305) 374-5600

Facsimile (305) 374-5095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Ordinary Shares, $0.0001 par value per share	1,500,000	$1.05	$1,575,000	$214.83

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Ordinary Stock on the NYSE MKT on May 15, 2013.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Explanatory Note

On December 14, 2012, the stockholders of Tiger Media, Inc. (the “Company”) approved an amendment of the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Plan”) at the Company’s 2012 Annual General Meeting of Shareholders to increase the aggregate number of shares of the Company’s ordinary stock, $0.0001 par value (the “Ordinary Stock”), authorized for issuance under the Plan by 1,500,000 shares of Ordinary Stock from 3,000,000 shares of Ordinary Stock to 4,500,000 shares of Ordinary Stock.

The Company previously filed a Registration Statement on Form S-8 on September 27, 2011 (File No. 333-177025) registering the issuance of the initial 3,000,000 shares of the Company’s Ordinary Stock under the Plan (the “Earlier Registration Statement”). The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Earlier Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission” or “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

a)	Our Annual Report on Form 20-F for the year ended December 31, 2012, filed with the SEC on April 19, 2013, as amended on Form 20-F/A, filed with the SEC on May 14, 2013;

b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant’s fiscal year ended December 31, 2012; and

c)	The description of the Company’s Ordinary Stock contained in the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2009.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Tiger Media, Inc.

K-Wah Center #38-03,

1010 Middle Huaihai Road, Shanghai, China 200031

Tel: (86)-21-5401-0959

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, the provision purporting to provide indemnification against the consequences of committing a crime may be deemed contrary to public policy. In addition, an officer or director may not be indemnified for his or her own fraud, willful neglect or willful default.

Article 149 of the Company’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of the Company to the fullest extent allowed by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of SearchMedia Holdings Limited upon completion of redomestication. (1)

3.2	Certificate of Incorporation of Change of Name to Tiger Media, Inc. dated December 14, 2012. (2)

3.3	Secretary’s Certificate regarding Amendments to Articles of Association dated December 14, 2012. (3)

5.1	Opinion of Walkers.

10.1	Tiger Media, Inc. (fka SearchMedia Holdings Limited) Amended and Restated 2008 Share Incentive Plan. (4)

10.2	Amendment to Tiger Media, Inc. Amended and Restated 2008 Share Incentive Plan effective September 13, 2011.(5)

10.3	Amendment to Tiger Media, Inc. Amended and Restated 2008 Share Incentive Plan effective December 14, 2012.(6)

23.1	Consent of Walkers (included in Exhibit 5.1).

23.2	Consent of Marcum Bernstein & Pinchuk LLP.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

Documents incorporated by reference to the indicated exhibit to the following filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

(1)	Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2009 (File No. 333-158336).

(2)	Incorporated by reference to Exhibit 1.2 of the Registrant’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 19, 2013 (File No. 333-158336).

(3)	Incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 19, 2013 (File No. 333-158336).

(4)	Incorporated by reference to Exhibit 10.13 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2009 (File No. 333-158336).

(5)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 19, 2013 (File No. 333-158336).

(6)	Incorporated by reference to Exhibit 4.4 of the Registrant’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 19, 2013 (File No. 333-158336).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on the 21st day of May, 2013.

TIGER MEDIA, INC.

/s/ Steve Ye
Steve Ye Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Ye and Joshua Weingard, and each of them acting alone, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Peter Tan Peter Tan	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2013

/s/ Steve Ye Steve Ye	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2013

/s/ Robert Fried Robert Fried	Chairman of the Board	May 21, 2013

/s/ Chi-Chuan Chen Chi-Chuan (Frank) Chen	Director	May 21, 2013

/s/ Steven D. Rubin Steven D. Rubin	Director	May 21, 2013

/s/ Paul Conway Paul Conway	Director	May 21, 2013

/s/ Jeffrey Yunan Ren Jeffrey Yunan Ren	Director	May 21, 2013

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Walkers.

23.1	Consent of Walkers (included in Exhibit 5.1).

23.2	Consent of Marcum Bernstein & Pinchuk LLP.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).